EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of dELiA*s Inc. on Form S-3 of our report dated March 20, 1998 (which expresses an unqualified opinion and refers to the report of other auditors), appearing in the Annual Report on Form 10-K of dELiA*s Inc. for the year ended January 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

New York, New York
August 10, 1998